Investor Relations
Julie Kerekes
Sr. Managing Director, Treasurer, Global Tax
and Investor Relations
(952) 887-8846, julie.kerekes@toro.com

Media Relations
Branden Happel
Senior Manager, Public Relations
(952) 887-8930, branden.happel@toro.com

For Immediate Release

The Toro Company Reports Strong Second-Quarter Fiscal 2021 Results
Broad-Based Demand and Operational Execution Drive Record Results for Both Segments

•Second-quarter net sales up 23.6% year over year, to $1.15 billion; Professional segment net sales up 25.3%, Residential segment net sales up 20.2%
•Reported diluted EPS of $1.31; *Adjusted diluted EPS of $1.29, up 40.2% year over year
•Raises full-year fiscal 2021 net sales and *adjusted diluted EPS guidance

BLOOMINGTON, Minn.—(BUSINESS WIRE) — June 3, 2021—The Toro Company (NYSE: TTC) today reported results for its fiscal second quarter ended April 30, 2021.
“We delivered record results in the quarter, with continued momentum across our professional and residential segments,” said Richard M. Olson, chairman and chief executive officer. “Sales grew at a robust pace, and earnings grew at nearly twice the sales growth rate. These excellent results point to a strong overall demand environment and continued favorable reception of our innovative products, along with our ability to successfully manage the dynamic supply chain environment and execute well operationally. Our team and channel partners delivered these results while remaining focused on serving our customers and keeping each other safe.
“Sales of professional products connected to golf, landscape contractor, and irrigation markets, as well as residential zero-turn riding mowers and Flex-Force battery-powered product offerings, drove growth in the second quarter,” continued Olson. “Our expanding line of battery-powered products across residential and professional markets continues to underscore our commitment to offering sustainable solutions.
“As we capitalize on robust demand in an increasingly dynamic operating environment, we remain committed to positioning the company for the future,” added Olson. “We are actively prioritizing investments in key technology areas such as alternative power, smart connected and autonomous, and ensuring we have capacity to meet future growth.”

SECOND-QUARTER FISCAL 2021 FINANCIAL HIGHLIGHTS
•Net sales of $1.15 billion, up 23.6% from $929.4 million in the second quarter of fiscal 2020.

2 - The Toro Company Reports Strong Second-Quarter Fiscal 2021 Results

•Net earnings of $142.2 million, up 44.4% from $98.4 million in the second quarter of fiscal 2020; *adjusted net earnings of $140.3 million, up 40.1% from $100.2 million in the second quarter of fiscal 2020.

•Reported EPS of $1.31 per diluted share, up 44.0% from $0.91 per diluted share in the second quarter of fiscal 2020; *adjusted EPS of $1.29 per diluted share, up 40.2% from $0.92 per diluted share in the second quarter of fiscal 2020.

YEAR-TO-DATE FISCAL 2021 FINANCIAL HIGHLIGHTS
•Net sales of $2.02 billion, up 19.2% from $1.70 billion in the same prior-year period.

•Net earnings of $253.5 million, up 50.4% from $168.5 million in the same prior-year period; *adjusted net earnings of $233.5 million, up 37.5% from $169.8 million in the first six months of fiscal 2020.

•Reported EPS of $2.32 per diluted share, up 49.7% from $1.55 per diluted share in the same prior-year period; *adjusted EPS of $2.14 per diluted share, up 37.2% from $1.56 per diluted share in the first six months of fiscal 2020.

•Deployed $100.0 million to pay down debt and returned $163.8 million to shareholders through regular dividends of $56.6 million and share repurchases of $107.2 million. As of April 30, 2021, the company had ample liquidity of $1.1 billion.

OUTLOOK
“As we look ahead to the second half of the year, we are encouraged by the positive demand trends across our businesses, the enthusiastic customer response to innovative new product offerings, and the benefits from our productivity and synergy initiatives. At the same time, the escalation of supply chain and inflationary pressure is likely to create near-term headwinds. We anticipate the impact of this pressure to be most pronounced in the third quarter, before mitigating actions can be more fully realized. All in, we expect enhanced operating performance for the full fiscal year. Our sharp focus on The Toro Company’s enterprise strategic priorities of accelerating profitable growth, driving productivity and operational excellence, and empowering people positions us well to navigate through these dynamic times and capitalize on our unique position in key growth markets,” concluded Olson.
The company is raising its full-year fiscal 2021 guidance, and now expects total net sales growth in the range of 12.0% to 15.0% and *adjusted EPS in the range of $3.45 to $3.55 per diluted share. The company’s updated guidance is based on management’s current visibility, and reflects expectations of a continuing increased demand environment, as well as escalation of supply chain disruption and inflation. The *adjusted diluted EPS guidance range excludes the benefit of the excess tax deduction for stock-based compensation and the net impact of certain legal settlements.

3 - The Toro Company Reports Strong Second-Quarter Fiscal 2021 Results

FISCAL SECOND-QUARTER SEGMENT RESULTS
Professional Segment
•Professional segment net sales for the second quarter were $828.4 million, up 25.3% compared with $661.1 million in the same period last year. The increase was largely driven by strong demand for golf, landscape contractor, irrigation, and rental and specialty construction products, slightly offset by decreased sales of underground construction equipment.

•Professional segment earnings for the second quarter were $167.1 million, up 57.3% compared with $106.3 million in the same period last year, and when expressed as a percentage of net sales, up 410 basis points to 20.2% from 16.1%. The increase was primarily driven by productivity improvements, including COVID-related manufacturing inefficiencies in the second quarter of last year that did not repeat, net price realization and volume leverage, partially offset by higher commodity costs.

Residential Segment
•Residential segment net sales for the second quarter were $315.0 million, up 20.2% compared with $262.0 million in the same period last year. The increase was primarily due to strong retail demand for zero-turn riding mowers and expanded Flex-Force battery-powered product offerings, as well as snow equipment, due to late season snowstorms and enhanced retail placement.

•Residential segment earnings for the second quarter were $46.0 million, up 23.9% compared with $37.1 million in the same period last year, and when expressed as a percentage of net sales, up 40 basis points to 14.6% from 14.2%. The increase was largely driven by productivity improvements, including COVID-related manufacturing inefficiencies in the second quarter of last year that did not repeat, net price realization and product mix, partially offset by higher commodity costs.

OPERATING RESULTS
Gross margin for the second quarter was 35.1%, up 210 basis points compared with 33.0% for the same prior-year period. *Adjusted gross margin for the second quarter was 35.1%, up 170 basis points compared with 33.4% for the prior-year period. The increases in gross margin and adjusted gross margin were primarily due to productivity improvements, including COVID-related manufacturing inefficiencies in the second quarter of last year that did not repeat, net price realization and product mix, partially offset by higher commodity costs.
SG&A expense as a percentage of net sales for the second quarter decreased 10 basis points to 19.4% from 19.5% in the prior-year period. The decrease was primarily due to volume leverage and reduced indirect marketing expenses, partially offset by higher incentives due to improved performance and the reinstatement of certain costs that had been part of the company’s fiscal 2020 pandemic-driven expense reductions.
Operating earnings as a percentage of net sales increased 220 basis points to 15.7% for the second quarter. *Adjusted operating earnings as a percentage of net sales increased 170 basis points to 15.7% for the second quarter.
Interest expense was down $1.5 million for the second quarter to $7.1 million, driven by lower debt levels and decreased interest rates.
The effective tax rate for the second quarter was 19.8% compared with 18.9% for the second quarter of fiscal 2020. The *adjusted effective tax rate for the second quarter was 20.9% compared with 20.0% for the second quarter of fiscal 2020. The increases in the effective tax rate and adjusted effective tax rate were primarily driven by the geographic mix of earnings.
*Non-GAAP financial measure. Please see the tables provided for a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures.

4 - The Toro Company Reports Strong Second-Quarter Fiscal 2021 Results

LIVE CONFERENCE CALL
June 3, 2021 at 10:00 a.m. CDT
www.thetorocompany.com/invest
The Toro Company will conduct its earnings call and webcast for investors beginning at 10:00 a.m. CDT on June 3, 2021. The webcast will be available at www.thetorocompany.com/invest. Webcast participants will need to complete a brief registration form and should allocate extra time before the webcast begins to register and, if necessary, install audio software.

About The Toro Company
The Toro Company (NYSE: TTC) is a leading worldwide provider of innovative solutions for the outdoor environment including turf and landscape maintenance, snow and ice management, underground utility construction, rental and specialty construction, and irrigation and outdoor lighting solutions. With sales of $3.4 billion in fiscal 2020, The Toro Company’s global presence extends to more than 125 countries through a family of brands that includes Toro, Ditch Witch, Exmark, BOSS Snowplow, Ventrac, American Augers, Subsite Electronics, HammerHead, Trencor, Unique Lighting Systems, Irritrol, Hayter, Pope, Perrot, Lawn-Boy and Radius HDD. Through constant innovation and caring relationships built on trust and integrity, The Toro Company and its family of brands have built a legacy of excellence by helping customers work on golf courses, sports fields, construction sites, public green spaces, commercial and residential properties and agricultural operations. For more information, visit www.thetorocompany.com.

Use of Non-GAAP Financial Information
This press release and our related earnings call references certain non-GAAP financial measures, which are not calculated or presented in accordance with U.S. GAAP, as information supplemental and in addition to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. The non-GAAP financial measures included within this press release and our related earnings call that are utilized as measures of our operating performance consist of gross profit, gross margin, operating earnings, earnings before income taxes, net earnings, net earnings per diluted share, and the effective tax rate, each as adjusted. The non-GAAP financial measures included within this press release and our related earnings call that are utilized as measures of our liquidity consist of free cash flow, and free cash flow conversion percentage.
The Toro Company uses these non-GAAP financial measures in making operating decisions and assessing liquidity because it believes these non-GAAP financial measures provide meaningful supplemental information regarding core operational performance and liquidity and provide the company with a better understanding of how to allocate resources to both ongoing and prospective business initiatives. Additionally, these non-GAAP financial measures facilitate its internal comparisons for both historical operating results and competitors' operating results by factoring out potential differences caused by charges not related to its regular ongoing business, including, without limitation, non-cash charges, certain large and unpredictable charges, acquisitions and dispositions, and tax positions. Further, the company believes that these non-GAAP financial measures, when considered in conjunction with the financial measures prepared in accordance with U.S. GAAP, provide investors with useful supplemental financial information to better understand its core operational performance and liquidity.
Reconciliations of historical non-GAAP financial measures to the most comparable U.S. GAAP financial measures are included in the financial tables contained in this press release. These non-GAAP financial measures, however, should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the U.S. GAAP financial measures included within this press release and the company’s related earnings call. These non-GAAP financial measures may differ from similar measures used by other companies.

5 - The Toro Company Reports Strong Second-Quarter Fiscal 2021 Results

The Toro Company cannot provide quantitative reconciliations of forward-looking non-GAAP financial measures provided herein or in its related earnings call without unreasonable effort because the combined effect and timing of recognition of potential charges or gains is inherently uncertain and difficult to predict. In addition, since any adjustments could have a substantial effect on U.S. GAAP measures of financial performance, such quantitative reconciliations would imply a degree of precision and certainty that could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between the forward-looking non-GAAP financial measures and the most directly comparable GAAP financial measure will consist of items similar to those described in the financial tables later in this release, including, for example, acquisition-related costs, management actions and tax impact of stock-based compensation.

Forward-Looking Statements
This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “goal,” “optimistic,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “believe,” “should,” “could,” “will,” “would,” “possible,” “may,” “likely,” “intend,” “can,” “seek,” “potential,” “pro forma,” or the negative thereof or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual events and results to differ materially from those projected or implied. Forward-looking statements in this release include the company’s fiscal 2021 financial guidance. Particular risks and uncertainties that may affect the company’s operating results or financial position include: COVID-19 related factors, risks and challenges; adverse worldwide economic conditions; disruption at or in proximity to its facilities or in its manufacturing or other operations, or those in its distribution channel customers, mass retailers or home centers where its products are sold, or suppliers; fluctuations in the cost and availability of commodities, components, parts, and accessories, including steel, engines, hydraulics and resins; the effect of abnormal weather patterns; the effect of natural disasters, social unrest, and global pandemics; the level of growth or contraction in its key markets; customer, government and municipal revenue, budget, spending levels and cash conservation efforts; loss of any substantial customer; inventory adjustments or changes in purchasing patterns by customers; the company’s ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international relations, operations and markets; foreign currency exchange rate fluctuations; financial viability of and/or relationships with the company’s distribution channel partners; risks associated with acquisitions; impairment of goodwill or other intangible assets; impacts of any restructuring activities; management of alliances or joint ventures, including Red Iron Acceptance, LLC; impact of laws, regulations and standards, consumer product safety, accounting, taxation, trade, tariffs and/or antidumping and countervailing duties petitions, healthcare, and environmental, health and safety matters; unforeseen product quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; and other risks and uncertainties described in the company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q or current reports on Form 8-K, and other filings with the Securities and Exchange Commission. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

(Financial tables follow)

6 - The Toro Company Reports Strong Second-Quarter Fiscal 2021 Results
THE TORO COMPANY AND SUBSIDIARIES
Consolidated Statements of Earnings (Unaudited)
(Dollars and shares in thousands, except per-share data)

	Three Months Ended		Six Months Ended
	April 30, 2021	May 1, 2020	April 30, 2021	May 1, 2020
Net sales	$1,149,107	$929,398	$2,022,093	$1,696,881
Cost of sales	746,154	622,681	1,304,104	1,102,076
Gross profit	402,953	306,717	717,989	594,805
Gross margin	35.1%	33.0%	35.5%	35.1%
Selling, general and administrative expense	222,237	180,922	395,808	377,881
Operating earnings	180,716	125,795	322,181	216,924
Interest expense	(7,124)	(8,659)	(14,646)	(16,815)
Other income, net	3,651	4,235	5,534	7,401
Earnings before income taxes	177,243	121,371	313,069	207,510
Provision for income taxes	35,072	22,925	59,617	38,973
Net earnings	$142,171	$98,446	$253,452	$168,537

Basic net earnings per share of common stock	$1.32	$0.92	$2.35	$1.57

Diluted net earnings per share of common stock	$1.31	$0.91	$2.32	$1.55

Weighted-average number of shares of common stock outstanding — Basic	107,753	107,552	107,937	107,487

Weighted-average number of shares of common stock outstanding — Diluted	108,898	108,500	109,052	108,581

Segment Data (Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
Segment Net Sales	April 30, 2021	May 1, 2020	April 30, 2021	May 1, 2020
Professional	$828,358	$661,087	$1,478,581	$1,255,808
Residential	315,035	261,998	532,735	427,846
Other	5,714	6,313	10,777	13,227
Total net sales*	$1,149,107	$929,398	$2,022,093	$1,696,881

*Includes international net sales of:	$255,575	$182,044	$447,256	$357,987

	Three Months Ended		Six Months Ended
Segment Earnings (Loss)	April 30, 2021	May 1, 2020	April 30, 2021	May 1, 2020
Professional	$167,132	$106,259	$283,948	$208,733
Residential	45,986	37,122	78,094	58,688
Other	(35,875)	(22,010)	(48,973)	(59,911)
Total segment earnings	$177,243	$121,371	$313,069	$207,510

7 - The Toro Company Reports Strong Second-Quarter Fiscal 2021 Results
THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	April 30, 2021	May 1, 2020	October 31, 2020
ASSETS
Cash and cash equivalents	$497,635	$200,004	$479,892
Receivables, net	391,236	400,444	261,135
Inventories, net	628,811	714,167	652,433
Prepaid expenses and other current assets	41,809	59,938	34,188
Total current assets	1,559,491	1,374,553	1,427,648

Property, plant, and equipment, net	453,548	453,761	467,919
Goodwill	422,250	426,175	424,075
Other intangible assets, net	432,929	417,886	408,305
Right-of-use assets	73,774	84,091	78,752
Investment in finance affiliate	25,295	27,836	19,745
Deferred income taxes	9,183	4,597	6,466
Other assets	19,639	22,576	20,318
Total assets	$2,996,109	$2,811,475	$2,853,228

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$99,959	$99,868	$99,873
Accounts payable	421,738	327,354	363,953
Accrued liabilities	451,585	414,499	376,524
Short-term lease liabilities	15,622	14,012	15,447
Total current liabilities	988,904	855,733	855,797

Long-term debt, less current portion	591,496	790,908	691,250
Long-term lease liabilities	61,314	72,228	66,641
Deferred income taxes	74,440	70,755	70,435
Other long-term liabilities	50,538	36,901	54,277

Stockholders’ equity:
Preferred stock	—	—	—
Common stock	107,043	107,111	107,583
Retained earnings	1,151,786	911,541	1,041,507
Accumulated other comprehensive loss	(29,412)	(33,702)	(34,262)
Total stockholders’ equity	1,229,417	984,950	1,114,828
Total liabilities and stockholders’ equity	$2,996,109	$2,811,475	$2,853,228

8 - The Toro Company Reports Strong Second-Quarter Fiscal 2021 Results
THE TORO COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	Six Months Ended
	April 30, 2021	May 1, 2020
Cash flows from operating activities:
Net earnings	$253,452	$168,537
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash income from finance affiliate	(3,329)	(4,010)
(Contributions to) distributions from finance affiliate, net	(2,221)	322
Depreciation of property, plant and equipment	38,045	35,951
Amortization of other intangible assets	11,134	9,618
Fair value step-up adjustment to acquired inventory	—	2,864
Stock-based compensation expense	10,345	5,367
Deferred income taxes	137	860
Other	(175)	374
Changes in operating assets and liabilities, net of the effect of acquisitions:
Receivables, net	(130,032)	(126,639)
Inventories, net	18,652	(43,095)
Prepaid expenses and other assets	360	(2,870)
Accounts payable, accrued liabilities, deferred revenue and other liabilities	122,251	23,606
Net cash provided by operating activities	318,619	70,885

Cash flows from investing activities:
Purchases of property, plant and equipment	(26,198)	(27,167)
Business combinations, net of cash acquired	(14,874)	(136,431)
Asset acquisitions, net of cash acquired	(26,976)	—
Proceeds from asset disposals	91	46
Proceeds from sale of a business	18,432	—
Net cash used in investing activities	(49,525)	(163,552)

Cash flows from financing activities:
Borrowings under debt arrangements	—	636,025
Repayments under debt arrangements	(100,000)	(446,025)
Proceeds from exercise of stock options	10,865	8,347
Payments of withholding taxes for stock awards	(1,169)	(1,482)
Purchases of TTC common stock	(107,152)	—
Dividends paid on TTC common stock	(56,602)	(53,744)
Net cash (used in) provided by financing activities	(254,058)	143,121

Effect of exchange rates on cash and cash equivalents	2,707	(2,278)

Net increase in cash and cash equivalents	17,743	48,176
Cash and cash equivalents as of the beginning of the fiscal period	479,892	151,828
Cash and cash equivalents as of the end of the fiscal period	$497,635	$200,004

9 - The Toro Company Reports Strong Second-Quarter Fiscal 2021 Results
THE TORO COMPANY AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(Dollars in thousands, except per-share data)
The company has provided financial measures that are not calculated or presented in accordance with United States ("U.S") generally accepted accounting principles ("GAAP") ("non-GAAP financial measures"), as information supplemental and in addition to the most directly comparable financial measures presented in the accompanying press release that are calculated and presented in accordance with U.S. GAAP. The company uses these non-GAAP financial measures in making operating decisions because the company believes they provide meaningful supplemental information regarding the company's core operational performance and cash flows, as a measure of the company's liquidity, and provide the company with a better understanding of how to allocate resources to both ongoing and prospective business initiatives. Additionally, these non-GAAP financial measures facilitate management's internal comparisons to both the company's historical operating results and to the company's competitors' operating results by factoring out potential differences caused by charges and benefits not related to the company's regular, ongoing business, including, without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions or dispositions; legal judgments, settlements or other matters; and tax positions. The company believes that such non-GAAP financial measures, when considered in conjunction with the company's financial measures prepared in accordance with U.S. GAAP, provide investors with useful supplemental financial information to better understand the company's core operational performance and cash flows. These non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the most directly comparable U.S. GAAP financial measures presented in the accompanying press release. The non-GAAP financial measures presented in the accompanying press release may differ from similar measures used by other companies.
Reconciliation of Non-GAAP Financial Performance Measures
The following table provides a reconciliation of financial performance measures calculated and reported in accordance with U.S. GAAP to the most directly comparable non-GAAP financial performance measures included within the accompanying press release for the three and six month periods ended April 30, 2021 and May 1, 2020:

	Three Months Ended		Six Months Ended
	April 30, 2021	May 1, 2020	April 30, 2021	May 1, 2020
Gross profit	$402,953	$306,717	$717,989	$594,805
Acquisition-related costs[2]	—	2,393	—	2,863
Management actions[3]	—	857	—	857
Non-GAAP gross profit	$402,953	$309,967	$717,989	$598,525

Gross margin	35.1%	33.0%	35.5%	35.1%
Acquisition-related costs[2]	—%	0.3%	—%	0.1%
Management actions[3]	—%	0.1%	—%	0.1%
Non-GAAP gross margin	35.1%	33.4%	35.5%	35.3%

Operating earnings	$180,716	$125,795	$322,181	$216,924
Litigation settlement, net[1]	—	—	(17,075)	—
Acquisition-related costs[2]	—	3,004	—	5,022
Management actions[3]	—	857	—	857
Non-GAAP operating earnings	$180,716	$129,656	$305,106	$222,803

Earnings before income taxes	$177,243	$121,371	$313,069	$207,510
Litigation settlement, net[1]	—	—	(17,075)	—
Acquisition-related costs[2]	—	3,004	—	5,022
Management actions[3]	—	857	—	857
Non-GAAP earnings before income taxes	$177,243	$125,232	$295,994	$213,389

Net earnings	$142,171	$98,446	$253,452	$168,537
Litigation settlement, net[1]	(17)	—	(13,472)	—
Acquisition-related costs[2]	—	2,365	—	3,998
Management actions[3]	—	682	—	682
Tax impact of stock-based compensation[4]	(1,871)	(1,342)	(6,449)	(3,377)
Non-GAAP net earnings	$140,283	$100,151	$233,531	$169,840

10 - The Toro Company Reports Strong Second-Quarter Fiscal 2021 Results

	Three Months Ended		Six Months Ended
	April 30, 2021	May 1, 2020	April 30, 2021	May 1, 2020
Diluted EPS	$1.31	$0.91	$2.32	$1.55
Litigation settlement, net[1]	—	—	(0.13)	—
Acquisition-related costs[2]	—	0.02	—	0.04
Tax impact of stock-based compensation[4]	(0.02)	(0.01)	(0.05)	(0.03)
Non-GAAP diluted EPS	$1.29	$0.92	$2.14	$1.56

Effective tax rate	19.8%	18.9%	19.0%	18.8%
Tax impact of stock-based compensation[4]	1.1%	1.1%	2.1%	1.6%
Non-GAAP effective tax rate	20.9%	20.0%	21.1%	20.4%
1    On November 19, 2020, Exmark Manufacturing Company Incorporated ("Exmark"), a wholly-owned subsidiary of TTC, and Briggs & Stratton Corporation ("BGG") entered into a settlement agreement ("Settlement Agreement") relating to the decade-long patent infringement litigation that Exmark originally filed in May 2010 against Briggs & Stratton Power Products Group, LLC ("BSPPG"), a former wholly-owned subsidiary of BGG (Case No. 8:10CV187, U.S. District Court for the District of Nebraska) (the "Infringement Action"). The Settlement Agreement provided, among other things, that upon approval by the bankruptcy court, and such approval becoming final and nonappealable, BGG agreed to pay Exmark $33.65 million ("Settlement Amount"). During January 2021, the Settlement Amount was received by Exmark in connection with the settlement of the Infringement Action and at such time, the underlying events and contingencies associated with the gain contingency related to the Infringement Action were satisfied. As such, the company recognized in selling, general and administrative expense within the Condensed Consolidated Statements of Earnings during the first quarter of fiscal 2021 (i) the gain associated with the Infringement Action and (ii) a corresponding expense related to the contingent fee arrangement with the company's external legal counsel customary in patent infringement cases equal to approximately 50 percent of the Settlement Amount. Accordingly, litigation settlement, net represents the net amount recorded in selling, general and administrative expense within the Condensed Consolidated Statements of Earnings for the settlement of the Infringement Action during the six month period ended April 30, 2021. The Infringement Action and Settlement Amount did not impact the three month period ended April 30, 2021.
2    On March 2, 2020, the company completed the acquisition of Venture Products, Inc. ("Venture Products") and on April 1, 2019, the company completed the acquisition of The Charles Machine Works, Inc. ("CMW"). Acquisition-related costs for the three and six month periods ended May 1, 2020 represent transaction costs incurred for the company's acquisition of Venture Products, as well as integration costs and charges incurred for the take-down of the inventory fair value step-up amount resulting from purchase accounting adjustments related to the acquisitions of Venture Products and CMW. No acquisition-related costs were incurred during the three and six month periods ended April 30, 2021.
3    During the third quarter of fiscal 2019, the company announced the wind down of its Toro-branded large horizontal directional drill and riding trencher product line ("Toro underground wind down"). Management actions represent inventory write-down charges incurred during the three and six month periods ended May 1, 2020 for the Toro underground wind down. No charges were incurred for the Toro underground wind down for three and six month periods ended April 30, 2021.
4    The accounting standards codification guidance governing employee stock-based compensation requires that any excess tax deduction for stock-based compensation be immediately recorded within income tax expense. Employee stock-based compensation activity, including the exercise of stock options under The Toro Company Amended and Restated 2010 Equity and Incentive Plan, can be unpredictable and can significantly impact the company's net earnings, diluted EPS, and effective tax rate. These amounts represent the discrete tax benefits recorded as excess tax deductions for stock-based compensation during the three and six month periods ended April 30, 2021 and May 1, 2020.
Reconciliation of Non-GAAP Liquidity Measures
The company defines non-GAAP free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. Non-GAAP free cash flow conversion percentage represents non-GAAP free cash flow as a percentage of net earnings. The company considers non-GAAP free cash flow and non-GAAP free cash flow conversion percentage to be liquidity measures that provide useful information to management and investors about the company's ability to convert net earnings into cash resources that can be used to pursue opportunities to enhance shareholder value, fund ongoing and prospective business initiatives, and strengthen the company's Consolidated Balance Sheets, after reinvesting in necessary capital expenditures required to maintain and grow the company's business. The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP financial measure, to non-GAAP free cash flow for the six month period ended April 30, 2021 and May 1, 2020:

	Six Months Ended
(Dollars in thousands)	April 30, 2021	May 1, 2020
Net cash provided by operating activities	$318,619	$70,885
Less: Purchases of property, plant and equipment	26,198	27,167
Non-GAAP free cash flow	292,421	43,718
Net earnings	$253,452	$168,537
Non-GAAP free cash flow conversion percentage	115.4%	25.9%
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